UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2009

Vineyard National Bancorp
(Exact name of registrant as specified in its charter)

California	33-0309110
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-20862

4000 Barranca Parkway, Suite 250
Irvine, California 92604
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 262-3270

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On July 23, 2009, Vineyard National Bancorp (the “Company”) filed a motion seeking to, among other things, reject two unexpired non-residential leases (the “Leases”). By Order of the United States Bankruptcy Court, Central District of California, Riverside Division (the “Bankruptcy Court”) entered on September 4, 2009, the Leases were deemed rejected effective as of July 23, 2009.

Item 1.03	Bankruptcy or Receivership.

As a result of factors which the Company has previously disclosed, during the period in which the Company is unable to file reports which comply with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company intends in lieu thereof to file copies of its Chapter 11 Monthly Operating Reports (each, a “Report”) which are required to be submitted to the Office of the United States Trustee (“OUST”) under cover of Current Reports on Form 8-K.

On September 15, 2009 the Company filed its unaudited Report for the month of August 2009 with the OUST as required by the OUST Guidelines.  A copy of the Report is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The Report is limited in scope, covers a time period which is shorter or otherwise different from that which is required for reports filed pursuant to the Exchange Act, and has been prepared solely for the purpose of complying with reporting requirements of the Guidelines of the OUST, the Bankruptcy Court, and the Bankruptcy Code, 11 U.S.C. §§ 101 -1532 and does not therefore comply with the requirements of the Exchange Act.  The financial information contained in the Report is preliminary and unaudited and does not purport to show the financial statements of the Company in accordance with generally accepted accounting principals in the United States of America (“GAAP”) and, therefore, may exclude items required by GAAP.  The Company cautions readers not to place undue reliance on the Report.  The Report (i) may be subject to revision, (ii) is in a format required by the Bankruptcy Court, the OUST, and the Bankruptcy Code and should not be used for investment purposes, and (iii) should not be viewed as indicative of future results.  Based upon the amount of the Company’s assets and liabilities at the date of the filing of the voluntary Chapter 11 petition, it is believed that the Company’s equity securities will have no value and that any Chapter 11 plan approved by the Bankruptcy Court will not include distributions to the Company’s shareholders of cash or property of value.

This Current Report on Form 8-K includes certain statements which may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws.  Although the Registrant believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  For forward-looking statements herein, the Registrant claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and other protections under the Federal securities laws.  The Registrant assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

Limitation on Incorporation by Reference

The Report is being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.  Registration statements and other documents filed with the Securities and Exchange Commission shall not incorporate the Report or any other information set forth in this Current Report on Form 8-K by reference, except as otherwise expressly stated in such filing.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 4, 2009, the Company received a letter from NYSE Amex LLC (the “Exchange”) dated August 31, 2009, pursuant to which the Exchange notified the Company of its final Determination and Notice of Removal from Listing of the Company’s 7.50% Series D Non-Cumulative Preferred Stock.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2009, the Company filed a motion seeking to, among other things, reject the employment contract of Chief Executive Officer and President, Glen C. Terry. By Order of the Bankruptcy Court entered on September 4, 2009, Mr. Terry’s employment contract was deemed rejected effective as of July 23, 2009.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Monthly Operating Report for the month of August 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vineyard National Bancorp
(Registrant)

Dated: September 17, 2009	By:	/s/ James G. LeSieur III
	Name:	James G. LeSieur III
	Title:	Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Monthly Operating Report for the month of August 2009.